Exhibit 99.1

ACELYRIN, INC. Provides Business Update and Highlights Key Upcoming Milestones

Completed enrollment in izokibep Phase 3 trial in hidradenitis suppurativa and enrollment completion in Phase 2b/3 trial in uveitis expected this month; top line data for both trials now expected by end of third and fourth quarter of 2024, respectively

Reported positive proof-of-concept for lonigutamab in thyroid eye disease patients and positive top-line Phase 2b/3 data for izokibep in psoriatic arthritis

Cash, cash equivalents, and short-term marketable securities at March 31, 2024 of $678.5 million

Company also announced changes to leadership team

LOS ANGELES, May 9, 2024 — ACELYRIN, INC. (Nasdaq: SLRN), a late-stage clinical biopharma company focused on accelerating the development and delivery of transformative medicines in immunology, today provided an update on various corporate milestones.

“Our top priority is executing on our strategy to accelerate the development and delivery of transformative medicines for patients, and we are confident that we can accomplish this mission while being disciplined in our decision-making and responsible in our capital allocation,” said Mina Kim, CEO of ACELYRIN. “We recently reported positive proof-of-concept data for lonigutamab as a subcutaneously delivered treatment for thyroid eye disease, and we are executing on a plan that allows us to take lonigutamab through late-stage development milestones in a capital efficient way. Additionally, the top-line results from our recent PsA trial for izokibep were positive, and we look forward to the upcoming results of the hidradenitis suppurativa program, which will help inform our strategy. Given the capital intensity required to fully develop izokibep in multiple indications, we will consider all available options in our efforts to ensure its future success and to enable a successful development and commercialization path.”

Pipeline Update and Upcoming Milestones

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Izokibep in Hidradenitis Suppurativa (HS): The ongoing Phase 3 trial, expected to be the first of two registrational trials, enrolled more rapidly than forecasted and enrollment is now completed with 258 patients. Top line data are now expected in the third quarter of 2024.

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Lonigutamab in Thyroid Eye Disease (TED): Data from the ongoing Phase 1/2 proof-of-concept (POC) trial are continuing to be evaluated to determine the optimal dose and dose regimen for a Phase 2b/3 trial. This Phase 2b/3 trial, designed to be the first of two registrational trials in TED, is planned to be initiated in the second half of 2024.

•	Izokibep in Uveitis (UV): ACELYRIN expects to complete enrollment in the ongoing Phase 2b/3 trial this month and top line data are anticipated by year-end 2024.

•	SLRN-517: Early evaluation of SLRN-517 is ongoing.

Financial Position

ACELYRIN expects to report cash, cash equivalents, and short-term marketable securities of $678.5 million at March 31, 2024. The company previously stated that its cash position is expected to fund operations into 2026. ACELYRIN is reiterating this guidance and is actively considering alternatives to further extend its cash runway.

Recent Pipeline Updates

Lonigutamab

Lonigutamab is a subcutaneously (SC) delivered humanized IgG1 monoclonal antibody targeting the insulin-like growth factor-1 receptor (IGF-1R), a validated mechanism of action for the treatment for thyroid eye disease (TED).

•	ACELYRIN recently reported positive proof of concept for lonigutamab, the first reported subcutaneous anti-IGF-1R to demonstrate clinical responses in thyroid eye disease.

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In the recently reported data from the Phase 1/2 trial, lonigutamab demonstrated rapid improvements in proptosis and clinical activity score (CAS) at the first measurement – within three weeks after the first subcutaneous dose.

•	These results, along with clinically meaningful improvements in diplopia and mean changes in proptosis from baseline, were at least comparable to intravenous approaches.

•

Lonigutamab was well-tolerated across clinical experience to date and there were no reports of hyperglycemia or hearing impairment and no serious adverse events. There were three cases of mild tinnitus reported, which all resolved without intervention and were not associated with changes in audiology function.

Izokibep

Izokibep is a small protein therapeutic designed to inhibit IL-17A with high potency and small molecular size, approximately 1/10th the size of a monoclonal antibody. Izokibep is currently being evaluated in multiple late-stage trials in moderate-to-severe hidradenitis suppurativa, psoriatic arthritis, and noninfectious uveitis.

Psoriatic Arthritis

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ACELYRIN recently reported positive top line data from the Phase 2b/3 clinical trial evaluating izokibep in PsA. The global trial met the primary endpoint of ACR50 at 16 weeks with high statistical significance and showed significant, multi-domain responses for the high hurdles of ACR70, PASI100, as well as composite endpoints ACR50/PASI100 and Minimal Disease Activity.

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The improvements in magnitude of responses relative to the earlier Phase 2 study were notable given the higher burden of disease of the patients in the Phase 2b/3 trial. Further, the results demonstrated higher clinical responses than those reported by the approved IL-17A agents, and responses comparable to those reported by the IL-17A&F agents without evidence of the associated safety liabilities.

•	The Phase 2b/3 clinical trial is expected to be registration-enabling and the dose selection of 160mg every two weeks (Q2W) has been determined to be the optimal clinically effective dose.

Hidradenitis Suppurativa

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While ACELYRIN previously reported that the primary endpoint of HiSCR75 at week 16 did not meet statistical significance in the primary analysis in a global Phase 2b clinical trial in HS, ACELYRIN recently reported longer-term data for izokibep in the Phase 2b clinical trial with the longer-term results demonstrating rapid, dose-ordered improvement across multiple disease manifestations through week 32, with HiSCR100 consistently achieved in approximately 1/3 of patients on the 160 mg every week (QW) dose including in those patients who switched from placebo to izokibep at week 16.

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The longer-term results showed consistent improvement in resolution of abscesses, nodules, and draining tunnels with marked reduction in skin pain and clinically meaningful improvements in overall quality of life.

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Additionally, HiSCR100 was achieved earlier in the longer-term results than reported by other IL-17A agents and the IL-17A&F agents without evidence to date for increased risk of infection, especially fungal, or suicidal ideation and behavior, in a patient population predisposed to infection and clinical depression.

Leadership Team Changes

In a separately issued press release, ACELYRIN announced that Mina Kim has been appointed Chief Executive Officer and that ACELYRIN Founder Shao-Lee, M.D., Ph.D. has stepped down as Chief Executive Officer. In addition, Shephard (Shep) Mpofu, M.D., MRCP, FRCP, who most recently served as ACELYRIN’s Senior Vice President of Development and Translational Sciences, has been promoted to the role of Chief Medical Officer. Gil Labrucherie, who serves as ACELYRIN’s Chief Financial Officer, has also been named Chief Business Officer in addition to Chief Financial Officer. Sanam Pangali, who most recently served as ACELYRIN’s Senior Vice President, Corporate Legal, has been promoted to the role of Chief Legal Officer and Head of People. The press release is available on the Investor Relations section of the company’s website.

Upcoming Investor Presentations

ACELYRIN management will attend the Jefferies Global Healthcare Conference and Ms. Kim will participate in a moderated fireside chat on June 5, 2024 at 1:25 p.m. ET. A webcast of the fireside chat will be available in the “Events & Presentations” section of ACELYRIN’s website. A recording of the webcast will be archived on the company’s website for approximately 30 days.

ACELYRIN will forego hosting the previously scheduled Q1 2024 earnings call and the company will file the related 10-Q report no later than May 14, 2024.

About ACELYRIN

ACELYRIN, INC. (Nasdaq: SLRN) is a Los Angeles area-based late-stage clinical biopharma company – with additional operations in the San Francisco Bay area – focused on providing patients life-changing new treatment options by identifying, acquiring, and accelerating the development and commercialization of transformative medicines. ACELYRIN has two programs in late-stage clinical development. Lonigutamab is a subcutaneously delivered monoclonal antibody targeting IGF-1R advancing into Phase 2b/3 development for the treatment of thyroid eye disease. Izokibep is a next generation inhibitor of IL-17A in Phase 2b/3 development for the treatment of psoriatic arthritis, hidradenitis suppurativa and uveitis.

For more information about ACELYRIN, visit us at www.acelyrin.com or follow us on LinkedIn and X.

Forward Looking Statements

This press release contains forward-looking statements including, but not limited to, statements related to ACELYRIN’s expectations regarding its cash runway and sufficiency of its cash resources; ACELYRIN’s plan to take lonigutamab through late-stage development milestones; the potential future success of ACELYRIN’s izokibep program; anticipated development activities including the planned initiation and timing of clinical trials, and/or the availability of clinical data; the therapeutic potential of ACELYRIN’s product candidates; and other statements that are not historical fact. These forward-looking statements are based on ACELYRIN’s current plans, objectives and projections, and are inherently subject to risks and uncertainties that may cause ACELYRIN’s actual results to materially differ from those anticipated in such forward-looking statements. Such risks and uncertainties include, without limitation, those associated with the successful completion of development and regulatory activities with respect to ACELYRIN’s product candidates; the timing and results of ACELYRIN’s clinical trials, including the risk that future clinical trial results could differ materially and adversely from prior clinical trial results or data; maintaining and defending intellectual property protection; delays or failures to secure adequate supply of its product candidates; ACELYRIN’s failure to realize the expected benefits of its acquisition of additional programs; legal proceedings and other risks and uncertainties affecting ACELYRIN including those described from time to time under the caption “Risk Factors” and elsewhere in ACELYRIN’s current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2023. Forward-looking statements contained in this press release are made as of this date, and ACELYRIN undertakes no duty to update such information except as required under applicable law.

ACELYRIN Contacts:

Tyler Marciniak

Vice President of Investor Relations,

Communications and Advocacy

investors@acelyrin.com

media@acelyrin.com

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